UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 31, 2008
AMERICAN AXLE & MANUFACTURING HOLDINGS, INC
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-14303	36-3161171

(Commission File Number)	(IRS Employer Identification No.)

One Dauch Drive, Detroit, Michigan	48211-1198

(Address of Principal Executive Offices)	(Zip Code)
(313) 758-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 7 — Regulation FD
Item 2.02 Results of Operations and Financial Condition.
On October 31, 2008, American Axle & Manufacturing Holdings, Inc., (the “Company” or “AAM”) issued a press release regarding AAM’s financial results for the three months ended September 30, 2008.
A copy of the press release is furnished as Exhibit 99.1.
Item 7.01 Regulation FD
AAM’s cash and liquidity update:
•	As of September 30, 2008 AAM has drawn $450 million on its $600 million Revolving Credit Facility. At September 30, 2008, after deducting the value of outstanding letters of credit, we had $105.2 million available under the Revolving Credit Facility.

•	As of September 30, 2008 AAM is in compliance with its existing bank agreement.

•	AAM is in the process of negotiating an amendment to our Revolving Credit Facility in order to ensure adequate access to liquidity.

•	As of September 30, 2008, AAM held $117.2 million in the Reserve Governmental Fund, the Reserve International Liquidity Fund and the Reserve Yield Plus Fund. Redemptions from these funds have been temporarily suspended, and as such we have classified these investments as short-term investments on our balance sheet. AAM recorded a $5.4 million investment loss in the third quarter of 2008 to mark these investment holdings to the estimated net asset value as of September 30, 2008.
AAM’s sales and production outlook for the major light truck product programs it supports in North America for GM and Chrysler LLC:
Full Year 2008:

•	AAM’s content-per-vehicle is expected to increase approximately 6% — 7%.

•	AAM expects full year sales in 2008 to approximate $2.1 billion.
AAM’s capital spending outlook:
•	AAM expects full year capital spending in 2008 to approximate $150 million.
AAM’s new business backlog:
•	AAM’s new and incremental new business backlog is approximately $1.4 billion and launches in the years 2009 — 2013.
•	Approximately 60% of AAM’s new business backlog relates to awards supporting rear-wheel-drive and all-wheel-drive passenger car and crossover utility vehicles.

•	Approximately $800 million of AAM’s new business backlog launches in the 2009, 2010 and 2011 calendar years. The balance of this backlog will launch in 2012 and 2013.

•	Approximately 85% of AAM’s new business backlog will be manufactured at facilities outside the U.S.

•	Approximately 25% of AAM’s new business backlog relates to awards supporting customers other than GM.

•	AAM is currently bidding on approximately $600 million of new business, of which, substantially all is non-GM business.
Updates to AAM’s comprehensive restructuring plan include:
•	Resizing the business cost structure to operate in the market of an anticipated U.S. SAAR of 12 — 13 million units.

•	Since October 2006, the Company has initiated restructuring actions expected to result in annual structural cost reductions of $500 million, including $350 million in annual structural labor reductions announced earlier this year.
FORWARD-LOOKING STATEMENTS
This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about AAM’s cash and liquidity, sales and production outlook, capital spending outlook, free cash flow and new business backlog, all of which are inherently uncertain and should be viewed with caution. Actual results and experience may differ materially due to many factors and risks that are discussed in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q. It is not possible to foresee or identify all such factors and we assume no obligation to update any forward-looking statements or to disclose any subsequent facts, events or circumstances that may affect their accuracy.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description	Method of Furnishing

99.1	Press release dated October 31, 2008	Furnished with this Report

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
Date: October 31, 2008	By:	/s/ Michael K. Simonte
Michael K. Simonte
Group Vice President — Finance & Chief Financial Officer (also in the capacity of Chief Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description	Page

99.1	Press release dated October 31, 2008